Exhibit 3.1

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

HOMEOWNERS CHOICE, INC.

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (“FBCA”), Homeowners Choice, Inc., a Florida corporation (the “Corporation”) hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the Corporation is Homeowners Choice, Inc.

2. The Corporation was incorporated in the State of Florida on November 30, 2006, and assigned Document Number P06000148652.

3. Article IV of the Articles of Incorporation of the Corporation is hereby amended and hereafter restated to read in its entirety as follows:

ARTICLE IV

Section 4.01 Reverse Stock Split. Effective 5:00 P.M. June 16, 2008 (the “Effective Time”), each two and one-half shares of Common Stock of the Corporation (“Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically combined, reclassified and exchanged into One share of Common Stock of the Corporation (“New Common Stock”).

No fractional shares of New Common Stock will result from or be issued in connection with the foregoing combination, reclassification and exchange of shares of Old Common Stock.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined, exchanged and reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined, exchanged and reclassified.

At the Effective Time, the number of authorized shares will be correspondingly reduced as reflected in Section 4.02 below.

Section 4.02 Authorized Shares. The number of shares the Corporation is authorized to issue is 60,000,000, without par value, consisting of 40,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock. The Board of Directors is expressly authorized, pursuant to Section 607.0602 of the Florida Business Corporation Act (“FBCA”), to provide for the classification and reclassification of any unissued shares of Preferred Stock and the issuance thereof in one or more classes or series without approval of the shareholders of the Corporation, all within the limitations set forth in Section 607.0601 of the FBCA.

4. The Board of Directors of the Corporation duly adopted and approved a resolution proposing that the shareholders approve the aforesaid amendment and declaring advisable the aforesaid amendment on May 7, 2008.

5. The aforesaid amendment was adopted and approved by a vote of the shareholders of the Corporation at the annual meeting on May 29, 2008. The number of votes cast for the amendments was sufficient. All issued shares of stock of the Corporation are shares of common stock and there was no group entitled to vote separately.

6. The provisions for implementing the combination, exchange and reclassification of issued shares of the Corporation are contained in this Articles of Amendment to the Articles of Incorporation of the Corporation.

7. This amendment does not adversely affect the rights or preferences of the holders of the outstanding shares of any class or series of the Corporation and does not result in the percentage of authorized shares that remain unissued after the combination exceeding the percentage of authorized shares that were unissued before the combination.

8. The aforesaid amendment to the Corporation’s Articles of Incorporation will be become effective upon filing on June 16, 2008.

IN WITNESS WHEREOF, Homeowners Choice, Inc. has caused these Articles of Amendment of the Articles of Incorporation to be executed by its Chairman on this 16th of June, 2008.

HOMEOWNERS CHOICE, INC.

By:	/s/ Paresh Patel
Paresh Patel, Chairman of the Board

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

HOMEOWNERS CHOICE, INC.

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (“FBCA”), Homeowners Choice, Inc., a Florida corporation (the “Corporation”) hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the Corporation is Homeowners Choice, Inc.

2. The Corporation was incorporated in the State of Florida on November 30, 2006, and assigned Document Number P06000148652.

3. Article IV of the Articles of Incorporation of the Corporation is hereby amended and hereafter restated to read in its entirety as follows:

“ARTICLE IV

The number of shares the Corporation is authorized to issue is 150,000,000, without par value, consisting of 100,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. The Board of Directors is expressly authorized, pursuant to Section 607.0602 of the Florida Business Corporation Act (“FBCA”), to provide for the classification and reclassification of any unissued shares of Preferred Stock and the issuance thereof in one or more classes or series without approval of the shareholders of the Corporation, all within the limitations set forth in Section 607.0601 of the FBCA.”

4. Article VII of the Articles of Incorporation of the Corporation is hereby amended and hereafter restated to read in its entirety as follows:

“ARTICLE VII

The Board of Directors shall be classified by or pursuant to these Articles of Incorporation or by the Bylaws of the Corporation. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, Class A, Class B and Class C, each of which shall be as nearly equal number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each initial director in Class A shall hold office for a term expiring at the 2009 annual meeting of the shareholders; each director in Class B shall hold office for a term expiring at the 2010 annual meeting of the shareholders; and each director in Class C shall hold office for a term expiring at the 2011 annual meeting of the shareholders. Notwithstanding the foregoing provisions of this Article VII, each director shall serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. At each annual meeting of the shareholders, successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of election and until their successors shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.”

5. The Board of Directors of the Corporation duly adopted and approved resolutions on April 8, 2008 proposing and declaring advisable that the Articles of Incorporation be amended by deleting the existing ARTICLES “IV” and “VII” in their entirety and substituting therefore the aforesaid amendments.

6. The aforesaid proposed amendments were adopted and approved by a vote of the shareholders of the Corporation at the annual meeting on May 29, 2008. The number of votes cast for the amendments was sufficient. All shares of stock of the Corporation are shares of common stock and there was no group entitled to vote separately.

7. The aforesaid amendments to the Corporation’s Articles of Incorporation do not provide for an exchange, reclassification or cancellation of issued shares.

8. The aforesaid amendments to the Corporation’s Articles of Incorporation will be become effective upon the filing of these Articles of Amendment to the Articles of Incorporation with the Florida Department of State.

IN WITNESS WHEREOF, Homeowners Choice, Inc. has caused these Articles of Amendment of the Articles of Incorporation to be executed by its President on this 29th of May, 2008.

HOMEOWNERS CHOICE, INC.

By:	/s/ Paresh Patel
Paresh Patel, Chairman of the Board

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

HOMEOWNERS CHOICE, INC.

Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (“FBCA”), Homeowners Choice, Inc., a Florida corporation (the “Corporation”) hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the Corporation is Homeowners Choice, Inc.

2. The Corporation was incorporated in the State of Florida on November 30, 2006, and assigned Document Number P06000148652.

3. Article IV of the Articles of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

“ARTICLE IV

The number of shares the Corporation is authorized to issue is 100,000,000, without par value, consisting of 50,000,000 shares of Common Stock and 50,000,000 shares of Non-Voting Preferred Stock.”

4. The foregoing Amendment to the Articles of Incorporation was adopted and approved by the Board of Directors and by the Shareholders of the corporation, in accordance with section 607.1003 of the Florida Statutes, effective as of March 1, 2007.

5. The foregoing amendment to the Corporation’s Articles of Incorporation will become effective upon the filing of these Articles of Amendment to the Articles of Incorporation with the Florida Department of State.

WHEREUPON, this 3rd day of May, 2007, the Corporation has caused its President to execute these Articles of Amendment to Articles of Incorporation to be effective as of March 1, 2007.

By:	/s/ Francis X. McCahill, III
Francis X. McCahill, III, President & CEO

Electronic Articles of Incorporation

For

HOMEOWNERS CHOICE, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

HOMEOWNERS CHOICE, INC.

Article II

The principal place of business address:

145 NW CENTRAL PARK PLAZA

SUITE 110

PORT ST. LUCIE, FL. US 34986

The mailing address of the corporation is:

145 NW CENTRAL PARK PLAZA

SUITE 110

PORT ST. LUCIE, FL. US 34986

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1,000,000

Article V

The name and Florida street address of the registered agent is:

F&L CORP.

ONE INDEPENDENT DRIVE

SUITE 1300

JACKSONVILLE, FL. 32202

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: MARTIN A. TRABER, V.P.

Article VI

The name and address of the incorporator is:

ROBERT H. MACE, JR., C/O FOLEY & LARDNER LLP

100 NORTH TAMPA STREET

SUITE 2700

TAMPA, FLORIDA 33602

Incorporator Signature: ROBERT H. MACE, JR.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: D,P

FRANCIS X MCCAHILL III

145 NW CENTRAL PARK PLAZA, SUITE 110

PORT ST. LUCIE, FL. 34986 US

Title: D,VP

RONALD E CHAPMAN

145 NW CENTRAL PARK PLAZA, SUITE 110

PORT ST. LUCIE, FL. 34986 US

Title: CFO

RICHARD A ALLEN

145 NW CENTRAL PARK PLAZA, SUITE 110

PORT ST. LUCIE, FL. 34986 US

Title: D

PARESH PATEL

145 NW CENTRAL PARK PLAZA, SUITE 110

PORT ST. LUCIE, FL. 34986 US

Title: D

MARTIN A TRABER

100 NORTH TAMPA STREET, SUITE 2700

TAMPA, FL. 33602 US

Title: D

GREGORY POLITIS

145 NW CENTRAL PARK PLAZA, SUITE 110

PORT ST. LUCIE, FL. 34986 US